Exhibit 99.1
www.nts.com

NEWS RELEASE FOR June 11, 2013, at 6:00 A.M. ET

Contact: Allen & Caron Inc	National Technical Systems
Jill Bertotti (investors)	Michael El-Hillow, CFO
jill@allencaron.com	mike.el-hillow@nts.com
Len Hall (media)	Aaron Cohen, Vice Chairman
len@allencaron.com	aaron.cohen@nts.com
(949) 474-4300	(818) 591-0776

National Technical Systems Reports Fiscal Year 2014 First Quarter Financial Results

Revenue $45.0 Million, up 3.6% year-over-year from $43.5 Million;
Gross Profit of $13.5 Million, up 19.5% year-over-year from $11.3 Million;
Adjusted EBITDA $6.7 Million, up 20.7% year-over-year from $5.5 Million

Calabasas, CA (June 11, 2013)…National Technical Systems, Inc. (NASDAQ: NTSC) (NTS), a leading provider of testing and engineering services, today reported its financial results for the first quarter ended April 30, 2013.

Revenues for the first quarter of fiscal year 2014 were $45.0 million, up 3.6 percent from $43.5 million for the first quarter a year ago, and up 2.7 percent from $43.8 million for the fourth quarter of fiscal year 2013.  The majority of the year-over-year growth and all of the sequential growth was organic.

Gross profit for the first quarter of fiscal year 2014 was $13.5 million, up 19.5 percent compared to $11.3 million in the first quarter a year ago, and up 27.6 percent compared to $10.6 million in the fourth quarter of fiscal year 2013.  Gross profit percentage was 30.1 percent for the first quarter of fiscal year 2014, compared to 26.1 percent for the first quarter a year ago and 24.2 percent for the fourth quarter of fiscal year 2013.

Selling, general and administrative (SG&A) expense for the first quarter of fiscal year 2014 was $10.0 million, up 19.3 percent from $8.4 million in the first quarter a year ago and up 6.7 percent from $9.4 million in the fourth quarter of fiscal year 2013.  With the centralization of administrative functions almost complete, SG&A expense for the first quarter of fiscal year 2014 has approximately $700,000 of support-related and other administrative expenses that were included in cost of sales in the earlier quarters. Additionally, the year-over-year increase in SG&A was also impacted by higher compensation and incentive related expense, especially in the sales and marketing areas where the Company has expanded its resources to access growing market opportunities and higher share-based compensation expense.

Net income attributable to NTS in the first quarter of fiscal year 2014 was $1.4 million, or $0.12 per share, up 50 percent compared to net income attributable to NTS of $954,000, or $0.08 per share, in the first quarter a year ago, and compared to a net loss attributable to NTS of $298,000, or ($0.03) per share, in the fourth quarter of fiscal year 2013.

Adjusted EBITDA was $6.7 million for the first quarter of fiscal year 2014, up 20.7 percent compared to $5.5 million in the year ago quarter and up 65.1 percent compared to $4.0 million in the fourth quarter of fiscal year 2013.  The Company calculates adjusted EBITDA, a non-GAAP financial measure, by taking net income and adding back the expenses related to interest, taxes, depreciation, amortization, share-based compensation expense, and non-cash impairment loss, as each of those elements are reported in accordance with GAAP.  A reconciliation of the Company's Adjusted EBITDA to net income is included in the tables below.

Weighted average common shares outstanding assuming dilution for the first quarter of fiscal year 2014 was 12,094,000 shares compared to 11,826,000 shares in the first quarter a year ago and 12,055,000 shares in the fourth quarter of fiscal year 2013.

National Technical Systems, Inc. Corporate Headquarters

24007 Ventura Boulevard, Suite 200, Calabasas, CA 91302	Main: 818-591-0776 Fax: 818-591-0899

 “Given the uncertainties caused by sequestration, the Company’s excellent financial results are especially gratifying,” President and CEO William C. McGinnis said.  “I believe our organizational changes, especially the streamlining of senior management towards the end of fiscal year 2013, brought more focus to our operations and helped provide the impetus for our strong first quarter results.  Our key markets remain strong, opportunities are growing, and our largest clients are looking to NTS to provide an even greater level of service commensurate with our industry-leading technology portfolio and broad geographic footprint.  The drive by our clients to outsource non-core testing competencies remains strong and our new organization is poised to meet our clients’ expanding needs.”

McGinnis noted that early in this fiscal year’s second quarter, NTS completed the last stage of its company-wide restructuring and is centralizing many administrative functions to take full advantage of its integrated ERP (enterprise resource planning) system. These restructurings are expected to provide annual savings between $5 million and $6 million. One-time costs associated with this restructuring will be approximately $1.3 million, of which $300,000 was recognized in the fourth quarter of fiscal year 2013 and the remaining $1.0 million will be recognized in this fiscal year’s second quarter results.

Conference Call

As previously announced, NTS is conducting a conference call today to be broadcast live over the Internet at 11:30 a.m. Eastern Time (8:30 a.m. Pacific Time) to review the financial results for the fiscal 2014 first quarter ended April 30, 2013.  To access the call, please dial 1-877-941-8609 from the U.S. or, for international callers, please dial +1-480-629-9692.  The live webcast and archived replay of the call can be accessed on the front page of the Investor Relations section of NTS’ website at www.nts.com.

Non-GAAP Financial Measure – Adjusted EBITDA

This news release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G, that management believes is among the more important measures of performance in its industry because it provides insight into operating cash flows independent of a company’s capital structure or tax position and is a key factor in determining a company’s valuation.  Management also believes Adjusted EBITDA provides a meaningful trend of operating performance, as well as a measure of liquidity and the Company's ability to service debt.  Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing the Company’s operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

NTS defines Adjusted EBITDA as earnings (net income) before interest, taxes, depreciation and amortization, as adjusted to eliminate the effects of stock-based compensation and non-cash impairment loss.

About National Technical Systems

National Technical Systems is a leading provider of testing and engineering services to the aerospace, defense, telecommunications, automotive, energy and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit the Company’s website at www.nts.com or call 800-270-2516.

Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, statements in this press release concerning future operations, plans or events are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward looking statements, including statements about the Company’s anticipated future operating results, are based on management's expectations at this time.  Actual results may vary significantly from those suggested by the forward-looking statements due to uncertainties and a number of important risk factors. Those factors include, but are not limited to, the risk factors noted in NTS' Annual Report on 10-K and other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  NTS undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect circumstances or unanticipated events occurring after the date of this release.

TABLES FOLLOW

NATIONAL TECHNICAL SYSTEMS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations

	Three Months Ended
	April 30,	January 31,	April 30,
	2013	2013	2012

Net revenues	$45,017,000	$43,844,000	$43,453,000
Cost of sales	31,487,000	33,244,000	32,132,000
Gross profit	13,530,000	10,600,000	11,321,000

Selling, general and administrative expense	10,039,000	9,406,000	8,412,000
Equity loss from non-consolidated subsidiary	32,000	20,000	13,000
Operating income	3,459,000	1,174,000	2,896,000
Other income (expense):
Interest expense, net	(791,000)	(826,000)	(877,000)
Other income, net	14,000	200,000	28,000
Total other income (expense), net	(777,000)	(626,000)	(849,000)

Income before income taxes and noncontrolling interests	2,682,000	548,000	2,047,000
Income taxes	1,066,000	678,000	833,000

Net income (loss) from continuing operations	1,616,000	(130,000)	1,214,000
Income from discontinued operations, net of tax	-	-	8,000
Net income (loss)	1,616,000	(130,000)	1,222,000

Net income attributable to noncontrolling interests	(185,000)	(168,000)	(268,000)

Net income (loss) attributable to NTS	$1,431,000	$(298,000)	$954,000

Net income (loss) from continuing operations attributable to NTS	$1,431,000	$(298,000)	$946,000
Net income from discontinued operations attributable to NTS	$-	$-	$8,000

Basic earnings attributable to NTS per common share:
Net income (loss) from continuing operations	$0.12	$(0.03)	$0.08
Net income (loss) from discontinued operations	$-	$-	$-
Net income (loss) attributable to NTS	$0.12	$(0.03)	$0.08

Diluted earnings attributable to NTS per common share:
Net income (loss) from continuing operations	$0.12	$(0.03)	$0.08
Net income (loss) from discontinued operations	$-	$-	$-
Net income (loss) attributable to NTS	$0.12	$(0.03)	$0.08

Weighted average common shares outstanding	11,490,000	11,459,000	11,320,000
Dilutive effect of stock options, nonvested shares and warrants	604,000	596,000	506,000
Weighted average common shares outstanding, assuming dilution	12,094,000	12,055,000	11,826,000

MORE-MORE-MORE

NATIONAL TECHNICAL SYSTEMS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measure
Adjusted EBITDA to Net Income

	Three months ended
	April 30,	January 31,	April 30,
	2013	2013	2012

Net Income	$1,616,000	$(130,000)	$1,222,000
Add
Interest	791,000	826,000	877,000
Taxes	1,066,000	678,000	833,000
Depreciation	2,088,000	2,002,000	1,931,000
Amortization	510,000	529,000	503,000
EBITDA	6,071,000	3,905,000	5,366,000
Add
Share based compensation	588,000	129,000	152,000
Impairment loss	-	-	-
Adjusted EBITDA	$6,659,000	$4,034,000	$5,518,000

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